Exhibit 10.3

Agent Agreement

Agent Agreement signed on February 5, 2021,

Party A: Beijing Fengyuan Zhihui Education Technology Co., Ltd

Registration Address: Room 515, 5th Floor, No. 5 Haiying Road, Fengtai District, Beijing

Director: Yulong Yi

Party B: The shareholders/owners of Beijing Zhuoxun Century Culture Communication Co., Ltd. (a limited liability company established under Chinese law, " Zhuoxun Culture").

As

A Party A is a wholly foreign-owned enterprise established in accordance with the laws of the People's Republic of China to engage in technical services and business consulting services.

B On the date of the establishment of this agreement, Party B is the shareholder/owner of Zhuoxun Culture and legally holds equity in Zhuoxun Culture. Party B holds 100% of Zhuoxun Culture's equity in total

C Party B expects to grant Party A (and the person designated or authorized by Party A) the right to vote at Zhuoxun Culture shareholders/owners meeting as the agent of Party B for the longest period as permitted by law.

In view of this, the parties reached the following agreements:

1. Party B hereby agrees to authorize Party irrevocable permit and, within the longest period permitted by law, to exercise the voting rights of Zhuoxun Culture shareholders/owners. Party A shall exercise the voting right in accordance with Chinese law and Zhuoxun Culture’s articles of association.

2. Party A can establish or amend relevant rules on how to exercise the rights granted by Party B herein. Include but not limited to stipulating the number or proportion of Party A’s directors required to authorize, take action, and sign documents to take action. Party A must act in accordance with the above rules.

3. The parties hereby recognize that, regardless of any changes in the company’s equity, Party B should authorize the person appointed by Party A to exercise all the voting rights of Party B’s shareholders/owners; Party B shall not transfer its shareholders/owners’ rights and interests in Zhuoxun Culture to any individual or other company (except for Party A or other persons or entities designated by Party A). Party B understands that even if both parties or one of them no longer hold the equity interest in Zhuoxun Culture, they will continue to perform the contract.

4. This agreement becomes effective when the parties sign the agremeent. If one party is not a natural person, the party shall have obtained all necessary formal authorizations from its internal authority

5. Party B represents and warrants to Party A that Party B legally owns Zhuoxun Culture’s equity and does not have any mortgage or mortgage guarantee. Except for Party A, Party B has not granted anyone any equity and power of attorney as a shareholder/owner of Zhuoxun Culture, which has the same rights as Party B. Party B further represents and warrants that the signing or delivery of this agreement by Party B does not violate the laws, regulations, judicial decisions, administrative orders, arbitration awards, contracts or contracts applicable to Party B. It is hereby recognized that if the agent withdraws the appointment of the relevant person, the agent will revoke the appointment and authorization while appointing another person as a substitute in order to exercise voting rights and other rights at the company's shareholders/owners meeting.

6. Unless this agreement is terminated by Party A with a 30-day notice, this agreement shall remain effective and not be terminated without the unanimous consent of both parties.

7. Any amendment and/or termination of this agreement must be in writing

8. The signing, validity, establishment and performance of this agreement shall be governed by the laws of the People’s Republic of China

9. This agreement is in twelve copies, each party holds one copy, and each copy has the same effect.

10. If a dispute occurs over this agreement, both parties agree to resolve it through negotiation. If the two parties cannot reach an agreement after 45 days of negotiation, they should submit it to the China International Economic and Trade Arbitration Commission, which will conduct arbitration in accordance with its then effective arbitration rules. The arbitration shall be conducted in Beijing, and the language used in the arbitration shall be Chinese. The arbitration award is final and can be enforced in any court with jurisdiction

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[signature page follows]

The parties to this agreement or their authorized representatives sign this agreement

Party A: Beijing Fengyuan Zhihui Education Technology Co., Ltd.

Legal representative/Authorized Representative: (signature) [company’s seal]

Name: Yulong Yi

Position: Director

Party B :

/s/ Yulong Yi
Yulong Yi
China ID card No. [*]

/s/ Ru Zhang
Ru Zhang
China ID card No. [*]

/s/ Shaowei Peng
Shaowei Peng
China ID card No. [*]

/s/ Boyu Zhu
Boyu Zhu
China ID card No. [*]

/s/ Junwei Cao
Junwei Cao
China ID card No. [*]

/s/ Zhenlei Li
Zhenlei Li

China ID card No. [*]

/s/ Xiangle Sun
Xiangle Sun
China ID card No. [*]

/s/ Wanwu Kang
Wanwu Kang
China ID card No. [*]

/s/ Fengying Yu
Fengying Yu
China ID card No. [*]

/s/ Zhe Wang
Zhe Wang
China ID card No. [*]

/s/ Yue Wang
Yue Wang
China ID card No. [*]

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